QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ValueClick, Inc. of our report dated February 19, 2004 relating to the financial statements and financial statement schedule of ValueClick, Inc., which appears in ValueClick, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Historical Financial Information" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
August 22, 2005

QuickLinks

  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM